As filed with the Securities and Exchange Commission on July 23, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIVE STAR SENIOR LIVING INC.
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	04-3516029 (I.R.S. Employer Identification Number)
400 Centre Street
Newton, Massachusetts 02458
(617) 796-8387
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey C. Leer
Executive Vice President, Chief Financial Officer and Treasurer
Five Star Senior Living Inc.
400 Centre Street
Newton, Massachusetts 02458
(617) 796-8387
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Zachary Blume
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000
From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Shares of Common Stock, $.01 par value per share
Shares of Preferred Stock, $.01 par value per share
Debt Securities
Warrants
Total	$500,000,000	$54,550.00

(1)
An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $500,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater amount as shall result in net proceeds of $500,000,000 to the registrant.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended, or the Securities Act.

(3)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED July 23, 2021
PRELIMINARY PROSPECTUS
FIVE STAR SENIOR LIVING INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
$500,000,000

We may offer, issue and sell, from time to time, in one or more offerings, shares of common stock, or our common shares, shares of preferred stock, or our preferred shares, debt securities, and warrants. The securities described in this prospectus may be offered and sold separately or in any combination, and may include convertible or exchangeable securities. The total offering price of these securities, in the aggregate, will not exceed $500,000,000.
This prospectus describes some of the general terms that may apply to these securities. The specific amounts and terms of any securities to be offered, issued or sold will be described in the applicable prospectus supplement. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference in such documents before you decide to invest in any of these securities.
We may offer and sell these securities, as applicable, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities.
Our common shares are listed on The Nasdaq Stock Market LLC under the symbol “FVE.” If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.
Investment in our securities involves risk, including those described under “Risk Factors” beginning on page 3 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in any other documents that we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           .

ABOUT THIS PROSPECTUS
References in this prospectus to “we,” “us” or “our” mean Five Star Senior Living Inc. and our consolidated subsidiaries, unless stated otherwise or the context otherwise requires.
This prospectus includes our trademarks, such as “Five Star Senior Living” and “Bridge to Rediscovery,” which are our property and are protected under applicable intellectual property laws. Solely for convenience, these trademarks referred to in this prospectus may appear without the TM symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer, issue and sell any of the securities, as applicable, or we may issue and sell any combination of the securities, described in this prospectus in such amounts and on such terms as set forth in a prospectus supplement in one or more offerings, up to a proposed maximum offering price of $500,000,000.
This prospectus provides you with a general description of the securities that may be offered, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities hereunder, we will provide a prospectus supplement that contains specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference.” If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.
You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

PROSPECTUS SUMMARY
You should read the following summary together with the more detailed information regarding our Company and the securities being registered appearing elsewhere in this prospectus.
The Company
We are a senior living and rehabilitation and wellness services company. In our senior living segment, we own, operate and manage senior living communities, including independent living communities and assisted living communities. In our rehabilitation and wellness services segment, which is primarily comprised of Ageility rehabilitation services, or Ageility, we provide a comprehensive suite of rehabilitation and wellness services, including inpatient and outpatient rehabilitation, fitness and home health services.
As of March 31, 2021, we managed or operated 252 senior living communities located in 31 states with 29,265 living units, including 243 primarily independent and assisted living communities with 28,310 living units, which include 37 continuing care retirement communities, or CCRCs, with 8,573 living units, and 9 primarily skilled nursing facilities, or SNFs, with 955 living units. As of March 31, 2021, we managed 228 of these senior living communities (26,963 living units), we owned and operated 20 of these senior living communities (2,099 living units) and we leased and operated four of these senior living communities (203 living units). Our 252 senior living communities, as of March 31, 2021, included 10,979 independent living apartments, 15,329 assisted living suites (which includes 3,220 of our Bridge to Rediscovery memory care units) and 2,957 SNF units. The foregoing numbers exclude living units categorized as out of service.
Our rehabilitation and wellness services segment, which is primarily comprised of Ageility rehabilitation services, or Ageility, provides a comprehensive suite of rehabilitation and wellness services at our senior living communities as well as at unaffiliated senior living communities. As of March 31, 2021, we operated 37 inpatient rehabilitation and wellness services clinics in senior living communities owned by Diversified Healthcare Trust, or DHC, and managed by us. As of March 31, 2021, we operated 215 outpatient rehabilitation and wellness services clinics, of which 151 were located at our managed, leased and owned senior living communities and 64 were located within senior living communities not owned or leased by us or managed on behalf of DHC.
Strategic Plan.   On April 9, 2021, we announced a new strategic plan, or the Strategic Plan, to reposition our senior living management business to focus on larger independent living, assisted living and memory care communities as well as stand-alone independent living and active adult communities.
Pursuant to our Strategic Plan, we have amended our management arrangements with DHC to transition 108 senior living communities, with approximately 7,500 living units, that we currently manage for DHC, to new operators. We also intend to, among other things, (i) close and reposition 27 skilled nursing units, with approximately 1,500 living units, in CCRCs that we will continue to manage for DHC and (ii) close 37 Ageility inpatient rehabilitation clinics in certain transitioning communities. We expect to complete the transitions and closures contemplated by the Strategic Plan by the end of 2021.
Corporate Information
We are a corporation formed under Maryland law. Our principal executive offices are located at 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 796-8387. Our website is www.fivestarseniorliving.com. The content of our website, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under “Information Incorporated by Reference”), is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk that may result in a loss of all or part of your investment. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as well as any risk factors that we may describe in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or Annual Reports on Form 10-K filed subsequent to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which risk factors are incorporated by reference into this prospectus; the information contained under the heading “Warning Concerning Forward Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference; any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference; and the other information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein contain statements that constitute forward-looking statements within the meaning of the private securities litigation reform act of 1995 and other securities laws. Also, whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives and derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. Among others, the forward-looking statements that appear in this prospectus and the information incorporated by reference herein that may not occur include:
•
The duration, severity and geographic reach of the COVID-19 pandemic, or the Pandemic, and its impact on our and DHC’s business, results, operations and liquidity, and the impact of the Pandemic on the senior living industry in general,

•
The development, availability, effectiveness and impact of COVID-19 vaccines and therapeutic treatments on public health and safety, economic conditions, the senior living industry and our business,

•
Our expectations regarding pent-up demand, impacts of information technology and our competitive advantages in the senior living industry,

•
Our ability to attract and retain qualified and skilled employees, particularly at our senior living communities,

•
Our ability to operate our senior living communities profitably,

•
Our ability to grow revenues at the senior living communities we manage and to increase the fees we earn from managing senior living communities,

•
Our expectation to focus our expansion activities on internal growth from our existing senior living communities and the clinics we operate and other ancillary services we may provide,

•
Our ability to increase the number of larger independent living, assisted living and memory care communities we operate and residents we serve, and to grow our other sources of revenues, including rehabilitation and wellness services and other services we may provide,

•
Whether the aging U.S. population and increasing life spans of older adults will increase the demand for senior living communities and health and wellness services,

•
Our expectations of the types of services seniors will demand and our ability to satisfy those demands,

•
Our ability to comply and to remain in compliance with applicable Medicare, Medicaid and other federal and state regulatory, rulemaking and rate setting requirements,

•
Our belief regarding the adequacy of our existing cash flows from operations, unrestricted cash on hand and amounts available under our secured revolving credit facility, or our Credit Facility, to support our business,

•
Our ability to sell communities we may offer for sale,

•
Our ability to access or raise debt or equity capital,

•
The execution of our Strategic Plan and our expectations regarding the related timing, costs, savings and benefits, and

•
Our expectations for the operation and performance of the business following implementation of our Strategic Plan.

Our actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. A summary of the risks, uncertainties and other factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, cash flows, liquidity and prospects include, but are not limited to:
•
The impact of conditions in the economy and the capital markets on us and our residents, clients and other customers,

•
Competition within the senior living and other health and wellness related services businesses,

•
Older adults delaying or forgoing moving into senior living communities or purchasing health and wellness services from us,

•
Increases in our labor costs or in costs we pay for goods and services,

•
Increases in tort and insurance liability costs,

•
Our operating and debt leverage,

•
Actual and potential conflicts of interest with our related parties, including our Managing Directors, DHC, The RMR Group LLC, or RMR LLC, ABP Trust and others affiliated with them,

•
Changes in Medicare or Medicaid policies and regulations or the possible future repeal, replacement or modification of these or other existing or proposed legislation or regulations, which could result in reduced Medicare or Medicaid rates, a failure of such rates to cover our costs or limit the scope or funding of either or both programs, or reductions in private insurance utilization and coverage,

•
Delays or nonpayment of government payments to us,

•
Compliance with, and changes to, federal, state and local laws and regulations that could affect our services or impose requirements, costs and administrative burdens that may reduce our ability to profitably operate our business,

•
Our exposure to litigation and regulatory and government proceedings due to the nature of our business, including adverse determinations resulting from government reviews, audits and investigations and unanticipated costs to comply with legislative or regulatory developments,

•
Ongoing healthcare reform efforts, including continued efforts by third-party payers to reduce costs,

•
Acts of terrorism, outbreaks of so-called pandemics or other human-made or natural disasters beyond our control, and

•
The effects of the implementation of our Strategic Plan on our business and operations.

For example:
•
Challenging conditions in the senior living industry continue to exist and our business and operations remain subject to substantial risks, many of which are beyond our control. As a result, our operations may not be profitable in the future and we may realize losses,

•
We may not successfully execute our strategic growth initiatives,

•
Our ability to deliver senior living management or rehabilitation and wellness services profitably and increase the revenues generated by us depends upon many factors, including our ability to integrate new communities into our existing operations, as well as some factors that are beyond our control, such as the demand for our services arising from economic conditions generally and competition from other providers of services to older adults. We may not be able to successfully integrate, operate, compete and profitably manage our senior living communities,

•
We expect to enter into additional management arrangements with DHC or other owners for additional senior living communities. However, we cannot be sure that we will enter any additional management arrangements,

•
Our belief that the aging of the U.S. population and increasing life spans of older adults will increase demand for senior living communities and services may not be realized or may not result in increased demand for our services,

•
Our investments in our workforce and continued focus on reducing team member turnover by enhancing our competitiveness in the marketplace with respect to cash compensation and other benefits, as well as our innovative efforts to attract talent, may not be successful and may not result in the benefits we expect to achieve through such investments,

•
Our marketing initiatives may not succeed in increasing our revenues, and they may cost more than any increased revenues they may generate,

•
Our strategic investments to enhance efficiencies in, and benefits from, our purchasing of services may not be successful or generate the returns we expect,

•
Circumstances that adversely affect the ability of older adults or their families to pay for our services, such as economic downturns, weakening housing market conditions, higher levels of unemployment among our customers or their family members, lower levels of consumer confidence, stock market volatility and/or changes in demographics generally could affect the revenues and profitability of our business,

•
Customers who pay for our services with their private resources may become unable to afford our services, resulting in decreased revenues,

•
The various federal and state government agencies that pay us for the services we provide to some of our customers are still experiencing budgetary constraints and may lower the Medicare, Medicaid and other rates they pay us. On December 27, 2020, Medicare payments related to outpatient therapy were reduced by 3.5% as a result of the Consolidated Appropriations Act,

•
Our efforts to mitigate the continued effects of the Pandemic may not be sufficient,

•
We believe that our insurance costs may continue to rise as a result of claims or litigation associated with the Pandemic, coupled with general market conditions prior to the Pandemic,

•
We may be unable to repay or refinance our debt obligations when they become due,

•
We have incurred in prior periods and may continue to incur in future periods operating losses and we have a large accumulated deficit. Moreover, certain aspects of our operations and future growth opportunities that we may pursue in our business may require significant amounts of working cash and require us to make significant capital expenditures. Further, the impact of the Pandemic and resulting economic conditions has adversely impacted us and will likely continue to do so. As a result, we may not have sufficient cash liquidity,

•
Actual costs under our Credit Facility will be higher than the London Inter-Bank Offered Rate, or LIBOR, plus a premium because of other fees and expenses associated with our Credit Facility,

•
The amount of available borrowings under our Credit Facility is subject to our having qualified collateral, which is primarily based on the value of the assets securing our obligations under our Credit Facility. Accordingly, the available borrowings under our Credit Facility at any time may be less than $65.0 million. Also, the availability of borrowings under our Credit Facility is subject to our satisfying certain financial covenants and other conditions that we may be unable to satisfy,

•
We intend to conduct our business in a manner that will afford us reasonable access to capital for investment and financing activities. However, we may not be able to successfully carry out this intention. Further, market disruptions, such as may be caused and continued by the Pandemic and the current economic conditions, may significantly limit our access to capital,

•
Our actions and approach to managing our insurance costs, including our operating an offshore captive insurance company and self-insuring with respect to certain liability matters, may not be successful and could result in our incurring significant costs and liabilities that we will be responsible for funding,

•
Contingencies in any applicable acquisition or sale agreements we have entered into, or may enter into, may not be satisfied and our applicable acquisitions or sales, and any related management arrangements we may expect to enter into or exit, may not occur, may be delayed or the terms of such transactions or arrangements may change,

•
We may be unable to meet collateral requirements related to our workers’ compensation insurance program for future policy years, which may result in increased costs for such insurance program,

•
We may not be able to sell senior living communities that we own, lease or manage, that our landlord or DHC may seek to sell, on acceptable terms or we may incur losses in connection with any such sales,

•
We believe that our relationships with our related parties, including DHC, RMR LLC, ABP Trust and others affiliated with them may benefit us and provide us with competitive advantages in operating and growing our business. However, the advantages we believe we may realize from these relationships may not materialize,
•
Our senior living management and rehabilitation and wellness services are subject to extensive government regulation, licensure and oversight. We sometimes have regulatory issues in the operation of our senior living communities and rehabilitation and wellness services clinics and, as a result, some of our communities may periodically be prohibited from admitting new residents, or our license to continue operations at a community or clinic may be suspended or revoked. Also, operating deficiencies or a license revocation at one or more of our senior living communities or rehabilitation and wellness services clinics may have an adverse impact on our ability to operate, obtain licenses for, or attract residents or clients to, our other communities and clinics,

•
We expect that the Pandemic will continue to adversely affect our business, operating results and financial condition, due to continual deterioration of occupancy at our senior living communities, staffing pressures and potential medical and food supply shortages as well as increased COVID-19 testing costs that may have an adverse effect on the operating costs of our senior living communities,

•
We may not be able to implement each aspect of our Strategic Plan by the end of 2021 or at all, for example:

•
We and DHC may not be able to identify and agree to terms with new operators or otherwise transition the 108 senior living communities that we currently manage for DHC to new operators, or the timing of such transitions may be delayed or may change,

•
We may not be able to close and reposition certain of the 27 skilled nursing units in our CCRCs that we will continue to manage for DHC, or the timing of certain of such closures and repositions may be delayed or may change,

•
We may not be able to close certain of the 37 Ageility inpatient rehabilitation clinics operating in some transitioning communities and in the closing skilled nursing facilities, or the timing of such closures may be delayed or may change.

•
The costs of implementing the Strategic Plan may be more than we expect,

•
We may not realize the benefits we anticipate from the Strategic Plan,

•
We may not be able to achieve our objectives following implementation of the Strategic Plan, including partially offsetting the revenue loss from the senior living communities we intend to transition with expense reductions to right-size operations, on the anticipated timeline, or at all, and

•
We cannot be sure that the terms of the new management arrangements with DHC will achieve the anticipated benefits on our operating results.

Currently, unexpected results could occur due to many different circumstances, some of which are beyond our control, such as acts of terrorism, natural disasters, epidemics and other widespread illnesses including the COVID-19 pandemic, changed Medicare or Medicaid rates, new legislation, regulations or rulemaking affecting our business, or changes in capital markets or the economy generally.
The information contained elsewhere in this prospectus or in our other filings with the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as well as any risk factors that we may describe in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or Annual Reports on Form 10-K filed subsequent to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which risk factors are incorporated by reference into this prospectus, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon our forward-looking statements.
Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

USE OF PROCEEDS
Unless otherwise described in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities covered by this prospectus for general business purposes, which may include acquiring and investing in additional senior living communities or lines of business and the repayment of borrowings under our Credit Facility, if any. Until we apply the proceeds from a sale of securities covered by this prospectus to their stated purposes, we may invest those proceeds in short term investments, including repurchase agreements, some or all of which may not be investment grade.

DESCRIPTION OF CAPITAL STOCK
References in this “Description of Capital Stock” section to “we,” “us” or “our” mean Five Star Senior Living Inc. and not any of our consolidated subsidiaries, unless the context otherwise requires. The following description of the terms of our shares of capital stock is only a summary. For a complete description, please refer to our charter and bylaws, which have previously been filed with the SEC and are incorporated by reference in this prospectus, and this summary is qualified in its entirety thereby.
General
Our charter authorizes us to issue up to an aggregate of 76,000,000 shares of capital stock, of which 75,000,000 are currently designated as shares of common stock, par value $.01 per share and 1,000,000 are currently designated as shares of preferred stock, par value $.01 per share. As of March 31, 2021, we had 31,676,429 common shares issued and outstanding. As of the date of this prospectus, no other class or series of shares of capital stock is currently issued and outstanding.
Our charter contains a provision permitting our Board of Directors, without any action by our shareholders, to amend our charter to increase or decrease the total number of shares of capital stock or the number of shares of any class or series that we have authority to issue. Our charter further authorizes our Board of Directors, subject to certain limitations, to reclassify any unissued shares from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of our common shares or any new class or series of stock created by our Board of Directors.
Common Shares
Voting rights.   Subject to the provisions of our charter regarding the restriction on the transfer of shares of capital stock, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Directors. Holders of our common shares do not have cumulative voting rights in the election of Directors.
Whenever shareholders are required or permitted to take any action by a vote, the action may be taken at a meeting of shareholders, or without a meeting only by a unanimous written consent of the shareholders entitled to vote on the matter which sets forth the action. With respect to matters brought before a meeting of shareholders other than the election of Directors, except where a different voting standard is required by any applicable law, the listing requirements of the principal securities exchange on which our common shares are listed or a specific provision of our charter, 75% of all common shares entitled to vote at the meeting shall be required to approve the matter unless such matter has been previously approved by our Board of Directors, in which case the vote required for approval is a majority of the votes cast at the meeting.
Under the Maryland General Corporation Law, or the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, convert, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless the transaction or amendment is declared advisable by the board of directors and then approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of such matters when they are first declared advisable by our Board of Directors and then approved by the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter (or if at any point Maryland law permits, by the affirmative vote of a majority of the votes cast on the matter or any such lesser proportion permitted under Maryland law).
Board of Directors.   Our charter divides our Board of Directors into three classes, with shareholders electing the Directors of each class for terms expiring at the annual meeting held in the third year following the year of their election and until the election and qualification of their successors, and only one class of Directors being elected each year. The classified board provision could have the effect of making the wholesale replacement of incumbent Directors more time consuming and difficult. At least two annual meetings of shareholders will generally be required to effect a change in a majority of our Board of Directors. Ownership of a significant number of our common shares by DHC may also impact whether such change occurs.
Except as may be mandated by any applicable law or the listing requirements of the principal exchange on which our common shares are listed, and subject to the voting rights of any class or series of our shares which may be hereafter created, a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Director in an uncontested election and a majority of all the votes entitled to be cast for the election of a Director shall be required to elect a Director in a contested election (which is an election at which the number of nominees exceeds the number of Directors to be elected at such meeting).
In case of failure to elect Directors at an annual meeting of shareholders, the incumbent Directors will hold over and continue to direct the management of our business and affairs until they resign or their successors are elected and qualify. Any vacancy on our Board of Directors may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum, for the remaining term of the class in which the vacancy exists and until a successor is elected and qualifies. Our charter provides that a Director may be removed only for cause by the affirmative vote of at least three-fourths of the votes entitled to be cast generally in the election of Directors. This provision precludes shareholders from removing our incumbent Directors for other than cause and then only if they can obtain the requisite affirmative vote of shares. If DHC retains a significant ownership in us, it may not be possible to remove our Directors unless DHC votes in favor of such removal.
Distribution rights.   Subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the restrictions on transfers of common shares described in our charter and bylaws, all of our common shares are entitled to receive distributions on our common shares if, as and when authorized by our Board of Directors and declared by us out of assets legally available for distribution.
Liquidation rights.   Subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the restrictions on transfers of common shares described in our charter and bylaws, all of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.
Registration rights.   Some of our shareholders have certain demand registration rights and piggyback and other registration rights with respect to our common shares held by them, as described from time to time in our periodic reports filed with the Securities and Exchange Commission.
Other rights and preferences.   Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.
For additional information about our common shares, including the potential effects that provisions in our charter and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Charter and Bylaws” below.
Preferred Shares
We may issue preferred shares in one or more classes or series; each class or series of preferred shares will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the class or series of any preferred shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such preferred shares. This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. The prospectus supplement may add to, update or change the terms of such securities from those described below.
General.   Pursuant to our charter, our Board of Directors, without any action by our shareholders, may issue preferred shares from time to time, in one or more classes or series, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any preferred shares as determined by our Board of Directors from time to time.
The preferred shares will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular class or series of the preferred shares for specific terms, including:
•
the distinctive designation of the applicable class or series of preferred shares and the number of shares that will constitute the class or series;

•
the initial offering price of such preferred shares;

•
relative ranking and preference of such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

•
the distribution rate or rates (or method of calculation) on that class or series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;

•
any redemption or sinking fund provisions of that class or series;

•
any voting rights;

•
any conversion or exchange provisions;

•
any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

•
any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

•
any procedures for any auction and remarketing;

•
any listing of such preferred shares on any securities exchange; and

•
any limitations on record or beneficial ownership and restrictions on transfer.

Holders of our preferred shares have no preemptive rights to subscribe for any of our securities.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the preferred shares offered by such prospectus supplement.
The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.
For additional information about our preferred shares, including the potential effects that provisions in our charter and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Charter and Bylaws” below.
Rank.   Unless our Board of Directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our common shares.
Distributions.   Holders of preferred shares of each class or series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Directors.

We will not authorize or pay any distributions on a class or series of preferred shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other classes or series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of capital stock, including preferred shares. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.
Distributions on any class or series of preferred shares may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Directors fails to authorize a distribution that is noncumulative, the holders of the applicable class or series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that class or series are declared payable in the future.
We refer to our common shares or other shares, now or hereafter issued, that rank junior to an applicable class or series of preferred shares with respect to distribution rights as junior shares. To the extent that the applicable class or series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior shares, or redeem or otherwise acquire junior shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such class or series of preferred shares and on all our other class or series of preferred shares ranking senior to or on a parity with such class or series of preferred shares for all past distribution periods. The preceding sentence does not prohibit:
•
distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior shares;

•
conversions into or exchanges for junior shares;

•
pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding preferred shares of such class or series and any other class or series of shares ranking on a parity with such class or series of preferred shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

•
our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for officers, directors or employees or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our charter or bylaws or our redemption or other acquisition of rights issued under any shareholders rights plan we may adopt.

To the extent an applicable class or series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.
Unless full cumulative distributions on a class or series of preferred shares have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other class or series of preferred shares ranking on a parity with such class or series with respect to distribution rights. When distributions are not paid in full upon a class or series of preferred shares and any other class or series ranking on a parity with such class or series with respect to distribution rights, all distributions declared upon such class or series and any class or series ranking on a parity with such class or series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such class or series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such class or series and such other shares bear to each other.
Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable class or series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the class or series.

Redemption.   We may have the right or may be required to redeem one or more class or series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.
If a class or series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any class or series is payable only from the net proceeds of our issuance of shares of capital stock, the terms of the preferred shares may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.
Liquidation Preference.   The applicable prospectus supplement will specify the liquidation preference of the applicable class or series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of capital stock ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable class or series, the holders of that class or series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable class or series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise specified in the applicable prospectus supplement, if liquidating distributions have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.
If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series and the corresponding amounts payable on all equally ranking shares of capital stock upon any liquidation, dissolution or winding up of our affairs, then the holders of that class or series and all other equally ranking shares of capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.
Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of a class or series of preferred shares will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute the dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a class or series of preferred shares will not be added to our total liabilities.
Voting Rights.   Holders of our preferred shares will not have any voting rights, except as described below or as otherwise from time to time specified in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a class with all other class or series of preferred shares with similar voting rights) will be entitled to elect two additional directors to our Board of Directors at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable class or series are in arrears for six consecutive quarterly periods. If the applicable class or series has a cumulative distribution, the right to elect additional directors described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable class or series. If the applicable class or series does not have a cumulative distribution, the right to elect additional directors described above shall remain in effect until we declare and pay or set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable class or series. In the event the preferred shareholders are so entitled to elect directors, the entire Board of Directors will be increased by two directors.
Unless otherwise provided for in an applicable class or series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected class or series of preferred shares outstanding at that time:
•
authorize, create or increase the authorized or issued amount of any class or series of shares of capital stock ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

•
reclassify any authorized shares of capital stock into a class or series of shares of capital stock ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

•
create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of capital stock ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights; and

•
amend, alter or repeal the provisions of our charter or any articles supplementary relating to that class or series of preferred shares, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the class or series of preferred shares.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of capital stock ranking on parity or junior to a class or series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that class or series. Further, with respect to any merger, consolidation or similar event, so long as a class or series of preferred shares remains outstanding with the terms thereof materially unchanged or the holders of shares of that class or series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that class or series.
The foregoing voting provisions will not apply if all of the outstanding shares of the class or series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.
Conversion and Exchange Rights.   We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange shares of any class or series of preferred shares into common shares or any other class or series of shares of capital stock or debt securities or other property. The terms will include the number of common shares or other securities or property into which the preferred shares are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the class or series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the class or series.
Stock Exchange Listing
Our common shares are listed on Nasdaq under the symbol “FVE”.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is EQ Shareowner Services. The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
References in this “Description of Debt Securities” section to “we,” “us,” “our” or “Five Star” mean Five Star Senior Living Inc. and not any of our consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indentures, and any supplemental indentures or officer’s certificates related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.
The debt securities sold under this prospectus will be direct obligations of Five Star and, unless otherwise stated in a prospectus supplement, will not be obligations of any of its subsidiaries. Such debt obligations may be secured or unsecured, and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.
General
We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated,” and which may be convertible into another security. The debt securities that we refer to as “senior” will be direct obligations of Five Star and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “junior subordinated” securities. We have filed with the registration statement, of which this prospectus is a part, three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities.
We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.
We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.
The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:
•
the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

•
the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

•
the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•
if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•
the stated maturity date;

•
any fixed or variable interest rate or rates per annum;

•
whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

•
the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•
the date from which interest may accrue and any interest payment dates and any related record dates;

•
any sinking fund requirements;

•
any provisions for redemption or repurchase, including the redemption or repurchase price;

•
whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

•
whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•
the events of default of the debt securities, to the extent different from or in addition to those described in this prospectus, and the covenants of the debt securities;

•
whether we will issue the debt securities in certificated or book-entry form;

•
whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;

•
whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•
any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

•
whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•
the subordination provisions, if any, relating to the debt securities;

•
if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•
any restriction or condition on the transferability of debt securities;

•
any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

•
any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

•
provisions, if any, granting special rights to holders upon the occurrence of specified events;

•
any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

•
any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement, with respect to such series of debt securities; and

•
any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.
Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.
Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.
If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:
•
to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

•
in any other lawful manner, all as the applicable indenture describes.

You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an “exchange.”
You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar will also perform transfers.
You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.
Merger, Consolidation or Sale of Assets
We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:
•
we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;
•
immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters
Events of Default.   The term “event of default” for any series of debt securities means any of the following:
•
we do not pay the principal of or any premium on a debt security of that series when due;

•
we do not pay interest on a debt security of that series within 30 days after its due date;

•
we do not deposit any sinking fund payment for that series within 30 days after its due date;

•
we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

•
we experience specified events of bankruptcy, insolvency or reorganization; or

•
any other event of default described in the applicable prospectus supplement occurs.

Remedies if an Event of Default Occurs.   If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.
Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:
•
you must give the trustee written notice that an event of default has occurred and is continuing;

•
the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•
the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.
Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.
Modification of an Indenture
There are three types of changes we can make to the indentures and our debt securities:
Changes Requiring Approval.   First, we cannot make certain changes to the indentures and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:
•
change the stated maturity of the principal of, or interest on, a debt security;

•
reduce the principal of, or the rate of interest on, a debt security;

•
reduce the amount of any premium due upon redemption;

•
reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•
change the currency or place of payment on a debt security;

•
impair a holder’s right to sue for payment on or after the stated maturity of a debt security;

•
in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

•
reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

•
waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

•
modify any of the foregoing provisions.

Changes Requiring Majority Approval.   Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Approval” without the consent of each holder of debt securities affected by the waiver.
Changes Not Requiring Approval.   Third, certain changes do not require any approval of holders of debt securities. These include:
•
to evidence the assumption by a successor obligor of our obligations;

•
to add to our covenants for the benefit of holders of debt securities of all or any series or to surrender any right or power conferred upon us;

•
to add any additional events of default for the benefit of holders of all or any series of debt securities;

•
to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•
to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;

•
to add guarantees of or to secure all or any series of the debt securities;

•
to establish the forms or terms of debt securities of any series;

•
to evidence and provide for the acceptance of appointment of a successor trustee;

•
to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision contained therein or to conform the terms of the indenture that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;

•
to permit or facilitate the defeasance or satisfaction and discharge of debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;

•
to prohibit the authentication and delivery of additional series of debt securities;

•
to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

•
to comply with the rules of any applicable depositary; or

•
to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Further Details Concerning Approval.   Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not considered to be outstanding and therefore eligible to vote or consent or give their approval or take other action under the applicable indenture if they have been fully defeased or discharged, as described below under “— Discharge, Defeasance and Covenant Defeasance — Discharge” or “— Full Defeasance.”
Discharge, Defeasance and Covenant Defeasance
Discharge.   We may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.
Full Defeasance.   We can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:
•
we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a “government obligation” for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and
•
we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:
•
the right to receive payments from the trust when payments are due;

•
our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

•
our obligations to maintain a payment office and to hold moneys for payment in trust.

Covenant Defeasance.   Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called “covenant defeasance.”
If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities of such series would no longer apply:
•
most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

•
any subordination provisions; and

•
certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights
The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange.
Subordination
We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
•
the indebtedness ranking senior to the debt securities being offered;

•
the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•
the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

•
provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Debt Securities
We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•
by the depositary for such registered global security to its nominee;

•
by a nominee of the depositary to the depositary or another nominee of the depositary; or

•
by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•
ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•
any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•
ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•
will not be entitled to have the debt securities represented by a registered global security registered in their names;

•
will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•
will not be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.
We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (1) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (2) an event of default shall have occurred and be continuing with respect to such debt securities, or (3) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.
We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.
We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.
Governing Law
The indentures and our debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS
References in this “Description of Warrants” section to “we,” “us” or “our” mean Five Star Senior Living Inc. and not any of our consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the warrants that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the warrants offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such warrants. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.
We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.
In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable
•
the offering price;

•
the currencies in which such warrants are being offered;

•
the number of warrants offered;

•
the securities underlying the warrants;

•
the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•
the date on which the warrants will expire;

•
the rights, if any, we have to redeem the warrants;

•
the name of the warrant agent; and

•
the other terms of the warrants.

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR CHARTER AND BYLAWS
We are a corporation formed under Maryland law. The following is a summary of our charter and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire charter and bylaws, copies of which we have filed with the SEC, and the provisions of the MGCL.
Directors
Our charter and bylaws provide that the number of directors constituting our Board of Directors shall never be less than the minimum number required by Maryland law (which is one), nor more than seven. The number of directors constituting our entire Board of Directors may be increased or decreased from time to time only by a vote of the Board of Directors. The tenure of office of a director will not be affected by any decrease in the number of directors. Any vacancy on our Board of Directors generally may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or was created and until a successor is elected and qualifies.
Our charter divides our Board of Directors into three classes. Shareholders elect the directors of each class for three year terms upon the expiration of their current terms. Shareholders elect only one class of directors each year.
There is no cumulative voting in the election of directors. Except as may be mandated by any applicable law or the listing requirements of the principal exchange on which our common shares are listed, and subject to the voting rights of any class or series of our shares which may be hereafter created, (1) a plurality of all the votes cast at a meeting of our shareholders duly called and at which a quorum is present shall be sufficient to elect a director in an uncontested election of directors and (2) a majority of all the votes entitled to be cast for the election of a director shall be sufficient to elect a director in a contested election (which is an election at which the number of nominees exceeds the number of directors to be elected at such meeting).
The classified board provision could have the effect of making the replacement of our incumbent directors more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our Board of Directors.
Under our bylaws, our directors are qualified as “independent directors” or “managing directors,” and our bylaws require that (except for temporary periods due to vacancies), a majority of the directors holding office will at all times be independent directors. For those purposes, an “independent director” is one who is not involved in our day to day activities, who is not an employee of ours or an employee of our manager, RMR LLC, and qualifies as independent under the applicable rules of The Nasdaq Stock Market LLC, or Nasdaq, and the SEC. A “managing director” is a director who is not an independent director and who has been an employee of ours or an employee of RMR LLC or has been involved in our day to day activities for at least one year prior to his or her election. Our Board of Directors is currently composed of five independent directors and two managing directors.
Our charter provides that a director may be removed only for cause by the affirmative vote of at least three-fourths of the votes entitled to be cast generally in the election of directors. This provision precludes shareholders from removing our incumbent directors for other than cause and then only if they can obtain the requisite affirmative vote of shares.
Meetings of Shareholders
Under our bylaws, the date and time of our annual meeting of shareholders will be determined by our Board of Directors. Our president or a majority of our Board of Directors may call a special meeting of the shareholders. Pursuant to our bylaws, our secretary shall also call a special meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting (or such greater proportion as we are permitted to specify under Maryland law) if, at the time of such request, shareholders are entitled by law to cause a special meeting of shareholders to be called. Our bylaws further provide that any shareholder requesting a special meeting must (1) meet minimum ownership requirements of our common shares as described in our bylaws and (2) provide detailed information regarding the business to be discussed at such meeting and the shareholder submitting the request or notice. A special meeting of shareholders called by our secretary shall not be more than ninety days after the record date for such meeting.
Advance Notice of Director Nominations and Other Business
Annual Meetings of Shareholders.    Our bylaws provide that nominations of individuals for election to our Board of Directors and proposals of other business to be considered at an annual meeting of shareholders may be made only in our notice of the meeting, by or at the direction of our Board of Directors, or, in the case of nominations, by one or more shareholders, and in the case of proposals of other business, by a shareholder, entitled to vote at the meeting on such election or proposal and entitled to make nominations or proposals and who have complied with the advance notice procedures set forth in our bylaws.
Under our bylaws, a shareholder’s notice of nominations for director or other matters to be considered at an annual meeting of shareholders must be in writing and be delivered to our secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting; provided however, that in the event that the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the date of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of the annual meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period for the giving of a shareholder’s notice.
Our bylaws set forth procedures for submission of nominations for director elections and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:
•
requiring that any shareholder or group of shareholders wishing to make a nomination or proposal of other business (i) have continuously owned a number of our shares that represent at least 3% of our outstanding shares of our common stock, individually or in the aggregate, for at least three years, (ii) continue to own the requisite shares through the time of the annual meeting and (iii) meet all the other requirements of our shareholder nomination or proposal provisions;

•
requiring certain information to be provided regarding any proposed nominee by the proposing shareholder;

•
requiring certain information to be provided with respect to any business other than the election of directors that a shareholder proposes to bring before a meeting of our shareholders;

•
requiring certain information to be provided as to the shareholder giving the notice and certain of its affiliates; and

•
providing that the proposing shareholder is responsible for ensuring compliance with the advance notice provisions and that neither we, our Board of Directors or any committee of our Board of Directors nor any of our officers has any duty to request clarification or update information or inform the proposing shareholder of any defect in the shareholder’s notice.

Special Meetings of Shareholders.   With respect to special meetings of shareholders, our bylaws provide that only business specifically designated in our notice of meeting or otherwise properly brought before the meeting of shareholders by or at the direction of our Board of Directors may be conducted at such meeting. Nominations of individuals for election to our Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Directors, or, provided that our Board of Directors has determined that directors will be elected at such special meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Under our bylaws, in the event we call a special meeting of shareholders for the purpose of electing one or more directors, a shareholder may nominate an individual or individuals (as the case may be) for election as a director if the shareholder provides timely notice, in writing, to our secretary at our principal executive offices, containing the information and following the procedures required by the advance notice provisions in our bylaws, as described above, for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder’s notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of any nominee proposed by the directors to be elected at such meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder’s notice.
Liability and Indemnification of Directors and Officers
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
•
a written affirmation by the director or officer of his or her good faith belief that the director or officer has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity.
Our charter also authorizes us, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former director or officer or (2) any individual who, while our director and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, or REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as our present or former director or officer and pay or reimburse such person’s reasonable expenses in advance of final disposition of a proceeding.
We have also entered into indemnification agreements with our directors and certain of our officers providing for contractual indemnification and procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.
The SEC has expressed the opinion that indemnification of directors, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.
Shareholder Liability
Our bylaws provide that, to the fullest extent permitted by law, any shareholder who violates our charter or bylaws will indemnify us and hold us harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, together with interest on such amounts. Our bylaws further provide that matters for which a shareholder is liable and obligated to indemnify and hold us harmless include any breach or failure to fully comply with any covenant, condition or provision of our charter or bylaws, including the advance notice provisions pertaining to shareholder nominations and other proposals, and this provision of our bylaws applies to derivative actions brought against us in which the shareholder is not the prevailing party.
Disputes by Shareholders
Our bylaws provide that actions brought against us or any director, officer, manager (including RMR LLC or its successor), agent or employee of us, by a shareholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws. If any party (including us) unilaterally makes an arbitration demand, arbitration of the dispute will be mandatory for all other parties to the dispute. These arbitration provisions do not apply to a request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of our charter or our bylaws, in which case the exclusive forum provisions of our bylaws, which are described below, apply. Our shareholders agree, by virtue of becoming shareholders, that they are bound by our governing documents, including the arbitration provisions, as they may be amended from time to time. However, by agreeing to the arbitration provisions of our governing documents, our shareholders will not be deemed to have waived compliance by us with federal securities laws and the rules and regulations thereunder.
The arbitration provisions of our bylaws require the arbitration of such a dispute to be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or the AAA, as modified in such bylaws. With limited exceptions, each party to such an arbitration is required to bear its own costs in the arbitration, and the arbitrators may not render an award that would include shifting of such costs or, in a derivative case, award any portion of our award to the claimant or the claimant’s attorneys. Our bylaws provide that an arbitration award may be appealed pursuant to the AAA’s Optional Arbitration Rules and that, following expiration of the appeal period, the award of the arbitrators or, in the case of an appeal, the award of the appeal tribunal, shall be final and binding on the parties and shall be the sole and exclusive remedy between the parties relating to the dispute.
We believe that the arbitration provisions in our governing documents are enforceable under both state and federal law. While no court has specifically addressed the enforceability of provisions in the governing documents of U.S. public companies that require their shareholders to arbitrate federal securities law claims against them, the Supreme Court has repeatedly upheld agreements to arbitrate other federal statutory claims, including those that implicate important federal policies. Nonetheless, some academics, legal practitioners and others are of the view that mandatory arbitration provisions in the governing documents of U.S. public companies for disputes arising under the federal securities laws are inconsistent with Section 14 of the Securities Act, other federal securities laws or the Private Securities Litigation Reform Act of 1995, and not enforceable with respect to such disputes. Our shareholders, or others, may challenge the enforceability of the arbitration provisions of our bylaws, and it is possible that these provisions may ultimately be determined to be unenforceable.
The exclusive forum provision of our bylaws provides that the Circuit Court for Baltimore City, Maryland, or the Circuit Court, is the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of us; (2) any action asserting a claim for breach of a fiduciary duty owed by any Director, officer, manager, agent, or employee of us to us or our shareholders; (3) any action asserting a claim against us or any of our Directors, officers, manager, agents or employees arising pursuant to Maryland law, our charter or our bylaws brought by or on behalf of a shareholder either on such shareholder’s behalf, on our behalf, or on behalf of any series or class of shares or shareholders, including claims relating to the meaning, interpretation, effect, validity, performance or enforcement of our charter or our bylaws; or (4) any action asserting a claim against us or any of our Directors, officers, manager, agents or employees that is governed by the internal affairs doctrine of the State of Maryland. The exclusive forum provision of our bylaws does not apply to any action for which the Circuit Court does not have jurisdiction or to a dispute that has been referred to binding arbitration in accordance with our bylaws. The exclusive forum provision of our bylaws does not establish exclusive jurisdiction in the Circuit Court for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts.
The arbitration and exclusive forum provisions of our governing documents may limit the ability of our shareholders to pursue litigation against us, or our Directors, officers, manager, agents or employees in courts that such shareholders consider favorable, which may discourage them from bringing such litigation. In addition, as described above, the arbitration provisions of our governing documents may limit the ability to collect attorneys’ fees or other damages in such litigation, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.
Restrictions on Transfer of Shares
Our charter and bylaws restrict the amount of shares that shareholders may own or transfer under certain circumstances.
9.8% Ownership Limitation.    Our charter provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, or IRC, more than 9.8% in number or value, whichever is more restrictive, of any class or series of our outstanding shares of capital stock. This ownership limitation in our charter is consistent with our contractual obligation with DHC to not take actions that may conflict with DHC’s qualification for taxation as a REIT under the IRC.
With the written consent of DHC, our Board of Directors, in its discretion, may grant an exemption from the ownership limitation if it is satisfied that: (1) the shareholder’s ownership will not cause us or any of our subsidiaries that are tenants of DHC or any subsidiary of DHC to be deemed a “related party tenant” with respect to DHC under the IRC rules applicable to REITs; (2) the shareholder’s ownership will not cause a default under any lease we have outstanding; and (3) the shareholder’s ownership is otherwise in our best interests as determined by our Board of Directors. In addition, any person who makes a request therefor shall provide to our Board of Directors such representations and undertakings as our Board of Directors or DHC may deem reasonably necessary to determine that such conditions have been and/or will continue to be satisfied. In connection with any requested exemption, our Board of Directors may require such rulings from the IRS or opinions of counsel as it deems advisable in order to determine or ensure DHC’s qualification for taxation as a REIT and such representations, undertakings and agreements it deems advisable in order for it to make the foregoing determinations.
If a person attempts a transfer of our shares in violation of the ownership limitations described above, then the number of shares which would cause the violation will (1) be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us or (2) if such transfer is not effective to prevent the violation of the ownership limitations, be void ab initio. A transfer to the charitable trust will be deemed to be effective as of the close of business on the business day prior to the purported transfer or other event that results in the transfer to the charitable trust. The prohibited owner will not acquire any rights in these excess shares held in trust, will not benefit economically from ownership of any excess shares, will have no rights to distributions, will not possess any rights to vote the shares held in trust and will have no claim, cause of action or other recourse against the purported transferor of such excess shares.
Shares of capital stock held in the trust shall remain issued and outstanding shares of capital stock. The trustee of the charitable trust shall have all voting rights and rights to distributions with respect to shares of capital stock held in the charitable trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to the discovery by us that shares of capital stock have been transferred to the trustee shall be paid by the recipient of such distribution to the trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the trustee. Any distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The proposed transferee shall have no voting rights with respect to shares of capital stock held in the trust and, subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days after receiving notice from us that our shares have been transferred to a charitable trust, the trustee will sell the shares held in the charitable trust to a person designated by the trustee whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:
•
the prohibited owner will receive the lesser of:

(1)
the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, for example, a gift, devise or other similar transaction, the market price (as defined in our charter) of the shares on the day of the event causing the shares to be transferred to the charitable trust; and

(2)
the net sales proceeds received by the trustee from the sale or other disposition of the shares held in the charitable trust; and

•
any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary.

If, prior to our discovery that shares have been transferred to the charitable trust, a prohibited owner sells those shares, then:
•
those shares will be deemed to have been sold on behalf of the charitable trust; and

•
to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee, the prohibited owner must pay the excess to the trustee upon demand.

Also, shares held in the charitable trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:
•
the price per share in the transaction that resulted in the transfer to the charitable trust or, in the case of a devise or gift, or other similar transaction, the market price at the time of the devise or gift; and

•
the market price on the date we or our designee accepts the offer.

We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. The net proceeds of the sale to us will be distributed to the prohibited owner.
Any person who acquires or attempts or intends to acquire constructive ownership of any shares that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a charitable trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and to provide to us such other information as we may request.
Every owner of more than 5% of any outstanding class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of our shares which the owner owns and a description of the manner in which those shares are held. Any such owner who holds our shares as nominee for another person who is required to include dividends on our shares in his or her gross income (the actual owner) is required to give written notice to us stating the name and address of such actual owner and the number of our shares of the actual owner with respect to whom the holder of our shares is nominee. Each such shareholder and each such actual owner is required to provide us upon demand with any additional information that we may request in order to assist us and DHC in its determination of its qualification for taxation as a REIT and to ensure compliance with the foregoing share ownership limitations.
Net Operating Loss Ownership Limitation.    Subject to various exceptions, our bylaws provide that attempted transfers of our shares to a person, entity or group which is, or would become as a result, an owner of 5% or more of our outstanding shares would be void for transferees already owning 5% or more of our shares and, for transferees that would otherwise become owners of 5% or more of our shares, to the extent the transfer would result in such level of ownership. This ownership limitation in our bylaws is intended to help us preserve the tax treatment of our net operating losses and other tax benefits. Shares relating to attempted transfers in violation of these bylaw provisions may be subject to transfer to a charitable trust in accordance with the provisions of our charter, described above. However, with respect to shareholders who held in excess of 5% of our shares outstanding prior to November 10, 2009, none of such shareholders’ shares were deemed to be excess securities subject to automatic transfer to a charitable trust. Such shareholders will not be permitted to acquire additional shares while owning 5% or more of our outstanding shares or thereafter to the extent any such subsequent acquisition would result in them owning 5% or more of our outstanding shares. Our Board of Directors or an authorized committee may approve transfers otherwise prohibited by these bylaw provisions.
The restrictions in our charter and bylaws described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated interdealer quotation system. Our charter and bylaws provide, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.
All certificates representing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.
Regulatory Compliance and Disclosure
Our bylaws provide that any shareholder who, by virtue of such shareholder’s ownership of our shares of capital stock or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of us or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in the bylaws. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which our Board of Directors deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.
Our bylaws also provide that if a shareholder, by virtue of such shareholder’s ownership of our shares of capital stock or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder’s shares or proxies for such shares in excess of a certain amount pursuant to applicable law but our Board of Directors determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by our Board of Directors or another person designated by our Board of Directors, in proportion to the total shares otherwise voted on such matter.
Business Combinations
The MGCL contains a provision which regulates business combinations with interested shareholders. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:
•
any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting shares; or

•
an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the corporation.

•
After the five year prohibition period has ended, a business combination between a corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and must receive the following shareholder approvals:

•
the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and

•
the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the corporation’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.
The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Directors prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of directors approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder.
Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs, provided that the business combination is first approved by our Board of Directors, including the approval of a majority of the members of our Board of Directors who are not affiliates or associates of the interested shareholder. This resolution, however, may be altered or repealed in whole or in part at any time.
Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the corporation. Control shares are voting shares which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.
Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the corporation. The MGCL provides for certain exceptions from the definition of control share acquisition.
A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the matter at any shareholders meeting.
The corporation may not redeem shares for which voting rights have previously been approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, the control share acquisition statute of the MGCL generally provides that all other shareholders would have the right to exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute of the MGCL does not apply to the following:
•
shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

•
acquisitions approved or exempted by a provision in the charter or bylaws of the corporation adopted before the acquisition of shares.

Our bylaws contain a provision exempting any and all acquisitions by any person of our shares from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.
Charter Amendments and Extraordinary Transactions
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, convert, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless the transaction or amendment is declared advisable by the board of directors and then approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of such matters when they are first declared advisable by our Board of Directors and then approved by the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter (or if at any point Maryland law permits, by the affirmative vote of a majority of the votes cast on the matter or any such lesser proportion permitted under Maryland law).
Bylaw Amendments
As permitted under the MGCL, our bylaws provide that our Board of Directors has the exclusive power to amend the bylaws.
Anti-Takeover Effect of Maryland Law, of Our Charter and Bylaws and of Certain of Our Agreements
The following provisions in our charter and bylaws and in the MGCL could delay or prevent a change in our control:
•
the prohibition in our charter and in our bylaws of any shareholder from owning more than 9.8% or 5%, respectively, of the number or value of any class or series of our outstanding shares;

•
the division of our directors into three classes, with the term of one class expiring each year;

•
shareholder voting rights and standards for the election of directors and other matters which generally require larger majorities for approval of actions which are not approved by our directors,

or for the election of directors in contested elections, than for actions which are approved by our directors, or for the election of directors in uncontested elections;
•
the authority of our Board of Directors, and not our shareholders, to adopt, amend or repeal our bylaws;

•
the ability of our directors to expand our Board of Directors and fill vacancies which may be created by our Board of Directors;

•
the fact that special meetings of shareholders may only be called by a majority of our Board of Directors or our president, or, subject to the satisfaction of certain procedural and informational requirements in our bylaws, upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at that meeting;

•
required qualifications for an individual to serve as a director and a requirement that certain of our directors be “managing directors” and other directors be “independent directors”;

•
limitations on the ability of, and various requirements that must be satisfied in order for, our shareholders to propose nominees for election as directors and propose other business to be considered at a meeting of our shareholders;

•
limitations on the ability of our shareholders to remove our directors;

•
the authority of our Board of Directors to adopt certain amendments to our charter without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Directors;

•
the business combination provisions of the MGCL, if the applicable resolution of our Board of Directors is rescinded or if our Board’s approval of a combination is not obtained; and

•
the control share acquisition provisions of the MGCL, if the provision in our bylaws exempting acquisitions of our shares from such provisions is amended or eliminated.

For all of these reasons, among others, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.
Liability of Shareholders for Breach of Restrictions on Ownership
Our management agreements with DHC provide that our rights and benefits under those agreements may be terminated in the event that anyone acquires 9.8% or more of our shares or we experience some other change in control, as defined in those agreements, without the consent of DHC. If a breach of the ownership limitations or other provisions of our charter or bylaws results in a loss of the benefits of our management agreements with DHC, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

PLAN OF DISTRIBUTION
We may sell the securities to one or more underwriters for public offering and sale by them, to investors directly or through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.
In compliance with Financial Regulatory Authority, or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, any securities issued hereunder (other than common shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or or borrowed from us, or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.
In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include overallotments or short sales of the securities, which involve sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
The underwriters, dealers and agents that participate in the offer of securities covered by this prospectus, or their affiliates or associates, may engage in transactions with and perform services for us and our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Unless otherwise specified in connection with the particular offering of any securities, Ropes & Gray LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Ropes & Gray LLP and Venable LLP represent DHC and certain of its affiliates on various matters and Ropes & Gray LLP represents RMR LLC, our manager, and certain of its affiliates on various matters.

EXPERTS
The consolidated financial statements of Five Star Senior Living Inc. as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 appearing in Five Star Senior Living Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file periodic reports, proxy statements and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC’s Internet site at http://www.sec.gov. The information contained on the SEC’s website (other than our SEC filings expressly incorporated by reference herein) is expressly not incorporated by reference into this prospectus.
Our principal executive offices are located at 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 796-8387. Our website is www.fivestarseniorliving.com. Our website, and the information contained on it or that can be accessed through it (other than the specified SEC filings incorporated by reference in this prospectus), are not part of this prospectus.
This prospectus and the documents incorporated by reference herein contain summaries of provisions of certain documents that we have filed with the SEC, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.
We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement, of which this prospectus is a part, including filings made prior to the effectiveness of the registration statement with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 25, 2021;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 filed on May 5, 2021;

•
our Current Reports on Form 8-K dated April 12, 2021, June 9, 2021, and June 15, 2021;

•
the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, from our definitive Proxy Statement for our 2021 Annual Meeting of Shareholders filed on April 7, 2021; and

•
the description of our common shares contained in our registration statement on Form 8-A dated June 30, 2016.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered herewith. We will provide such reports or documents upon written or oral request, at no cost to the requestor. Requests for incorporated reports or documents must be made to:
Five Star Senior Living Inc.
400 Centre Street
Newton, Massachusetts, 02458
Attention: Investor Relations
Telephone: (617) 796-8387

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions (if any).
SEC registration fee		$54,550.00
Trustee and transfer agent fees	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Stock exchange fees	$	*
Miscellaneous expenses	$	*
Total:	$	*

*
These fees cannot be estimated at this time as they are calculated based on the type and amount of securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.
The Maryland General Corporation Law, or the MGCL, permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
•
a written affirmation by the director or officer of his or her good faith belief that the director or officer has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity.
Our charter also authorizes us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while our director and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as our present or former director or officer and pay or reimburse such person’s reasonable expenses in advance of final disposition of a proceeding.
We have also entered into indemnification agreements with our directors and certain of our officers providing for contractual indemnification and procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.
The Securities and Exchange Commission, or the SEC, has expressed the opinion that indemnification of directors, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933 is against public policy and is therefore unenforceable.
Reference is made to our charter, as amended and supplemented, filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. Reference is also made to our indemnification agreements with our directors and officers a form of which is filed as Exhibit 10.5 to our Annual Report on Form 10-K for the year ended December 31, 2019.
Any underwriting agreements (Exhibits 1.1 through 1.4) that may be filed by amendment or incorporated by reference may contain provisions for indemnification by the underwriters of our officers, directors and controlling persons.
Item 16.    Exhibits
Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Common Shares).*
1.2	Form of Underwriting Agreement (for Preferred Shares).*
1.3	Form of Underwriting Agreement (for Debt Securities).*
1.4	Form of Underwriting Agreement (for Warrants).*
4.1	Composite Copy of Articles of Amendment and Restatement, dated December 5, 2001, as amended to date. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.)
4.2	Amended and Restated Bylaws, adopted March 3, 2017, (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.)
4.3	Form of Senior Indenture.**
4.4	Form of Senior Subordinated Indenture.**
4.5	Form of Junior Subordinated Indenture.**
4.6	Form of Senior Debt Security.*
4.7	Form of Senior Subordinated Debt Security.*
4.8	Form of Junior Subordinated Debt Security.*
4.9	Form of Articles Supplementary for Preferred Shares.*
4.10	Form of Common Stock Certificate. (Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2013.)

Exhibit No.	Description
4.11	Form of Preferred Stock Certificate.*
4.12	Form of Warrant Agreement, including form of Warrant.*
5.1	Opinion of Ropes & Gray LLP.**
5.2	Opinion of Venable LLP.**
23.1	Consent of RSM US LLP.**
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).**
23.4	Consent of Venable LLP (included in Exhibit 5.2).**
24.1	Powers of Attorney of certain officers and directors (included on signature pages).**
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture.**
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture.**
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture.**

*
To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the offering of any securities, as appropriate.

**
Filed herewith.

Item 17.    Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (i), (ii) and (iii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on July 23, 2021.
FIVE STAR SENIOR LIVING INC.
By:
/s/ Katherine E. Potter

Katherine E. Potter
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Katherine E. Potter and Jeffrey C. Leer, and each of them, his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorney in fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Katherine E. Potter Katherine E. Potter	President and Chief Executive Officer (Principal Executive Officer)	July 23, 2021
/s/ Jeffrey C. Leer Jeffrey C. Leer	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 23, 2021
/s/ Jennifer B. Clark Jennifer B. Clark	Managing Director	July 23, 2021
/s/ Donna D. Fraiche Donna D. Fraiche	Independent Director	July 23, 2021
/s/ Bruce M. Gans Bruce M. Gans	Independent Director	July 23, 2021
/s/ Barbara D. Gilmore Barbara D. Gilmore	Independent Director	July 23, 2021

Signature	Title	Date
/s/ Adam D. Portnoy Adam D. Portnoy	Managing Director	July 23, 2021